FORM N-SAR
Exhibits 77M

MAINSTAY FUNDS TRUST
811-22321
For Period Ended 4/30/10

Explanatory Note Regarding Fund Mergers

Each of the series listed below were merged into MainStay Funds Trust, a Delaware trust, effective on February 26, 2010.  All of the relevant information for the six-month period ended April 30, 2010 for these series is reported on this Form N-SAR.

MainStay 130/30 Core Fund
MainStay 130/30 Growth Fund
MainStay 130/30 International Fund
MainStay Cash Reserves Fund
MainStay Conservative Allocation Fund
MainStay Epoch U.S. All Cap Fund
MainStay Floating Rate Fund
MainStay Growth Allocation Fund
MainStay Growth Equity Fund
MainStay ICAP Equity Fund
MainStay ICAP Global Fund
MainStay ICAP International Fund
MainStay ICAP Select Equity Fund
MainStay Indexed Bond Fund
MainStay Intermediate Term Bond Fund
MainStay Moderate Allocation Fund
MainStay Moderate Growth Allocation Fund
MainStay Retirement 2010 Fund
MainStay Retirement 2020 Fund
MainStay Retirement 2030 Fund
MainStay Retirement 2040 Fund
MainStay Retirement 2050 Fund
MainStay S&P 500 Index Fund
MainStay Short Term Bond Fund